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                                                             EXHIBIT (H)(22)(A)

                            PARTICIPATION AGREEMENT

                                     AMONG

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                               VALIC COMPANY II
                                      AND

                      AMERICAN GENERAL DISTRIBUTORS, INC.

   THIS AGREEMENT ("Agreement"), made and entered into as of this 30th day of April, 2013 by and among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), organized under the laws of the State of Texas, on its own behalf and on behalf of the Separate Accounts ("Separate Account") as set forth on Schedule A, segregated asset accounts of the Company ("Account"), THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC"), a Texas corporation, VALIC COMPANY II (the "Fund"), a Delaware statutory trust, and AMERICAN GENERAL DISTRIBUTORS, INC. (the "Underwriter"), a Delaware corporation.

   WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that enter into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

   WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

   WHEREAS, the Fund intends to offer shares of the series under this Agreement to the Separate Accounts; and

   WHEREAS, VALIC is duly registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law and is the investment adviser (the "Adviser") to the Fund; and

   WHEREAS, the Separate Accounts desire to purchase shares of certain series of the Fund in connection with the issuance of variable life insurance policies and variable annuity contracts (the "Contracts") which are listed in Schedule A and as may be amended from time to time; and

   WHEREAS, the Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to one or more variable life insurance policies or variable annuity contracts; and

   WHEREAS, American General Equity Services Corporation ("AGESC"), a Delaware corporation, serves as both the distributor and the principal underwriter of the Contracts that are set forth on Schedule A hereto; and

   WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter "FINRA") and serves as principal underwriter of the shares of the Fund; and

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   WHEREAS, Western National Life Insurance Company ("WNL") and the Underwriter
entered into Participation Agreement dated as of May 12, 2010 with VALIC and the Fund ("WNL Agreement"). It is anticipated that AGESC and the Underwriter will be merging with and into SunAmerica Capital Services, Inc. ("SACS"), the surviving company and also an affiliate of the Company and WNL, by no later than on or about April 30, 2013 (the "Merger"). Upon completion of this Merger, it is affirmed and acknowledged that this Agreement will supercede and replace the WNL Agreement without further action on the part of any parties to this Agreement and the WNL Agreement will terminate accordingly; and

   WHEREAS, the Company has registered the Separate Account as a unit investment trust under the 1940 Act; and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of the Separate Account to fund certain of the aforesaid Contracts; and

   NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

                        ARTICLE I. Sale of Fund Shares

   1.1. The Fund agrees to make available to the Company those shares of the Fund that the Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:15 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

   1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Separate Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of the Fund to any person, or suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction. Notice of election to suspend or terminate shall be furnished in writing, by the Fund, said termination to be effective at least ten
(10) Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

   1.3 The Fund and the Underwriter agree that shares of the Fund will only be made available to Participating Insurance Companies, their separate accounts and certain qualified retirement plans. No shares of the Fund will be sold to the general public.

   1.4 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. Proceeds shall be wired to Company within three (3) Business Days or such period permitted by the 1940 Act or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by Company as the recipient for such notice of such delay by 4:00 p.m. Eastern time the same Business Day that Company transmits the redemption order to the Fund.

   1.5 The Company agrees to purchase and redeem the shares of the Funds in accordance with the provisions of this Agreement.

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   1.6 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

   1.7 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Account. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account.

   1.8 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. Notwithstanding this
Section 1.8, the Fund shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

   1.9 The Fund shall make its net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall make such net asset value per share available by 6:30 p.m. Eastern time. If the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares and make any applicable purchase payments.

   1.10 If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to (1) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share and (2) reimbursement of expenses incurred by the Company in connection with the Company's responsibility to adjust any Contract owners account value affected by the materially incorrect net asset value. The determination of materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

   1.11 The Fund shall provide confirmation to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Separate Account(s) as of the end of each Business Day. Such information shall be furnished by 1:00 p.m. Eastern time on the next Business Day.

   1.12 The Company will apply its investor trading policy described in Schedule B to Contract owners investing in the Fund, as such policy may be amended by the Company from time to time. The Company will provide the Fund with reasonable advance notice of any changes to its investor trading policy.

                  ARTICLE II. Representations and Warranties

   2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Separate Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

   2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and

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state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

   2.3 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. The Fund represents that, under the terms of its investment advisory agreements with the Adviser, the Adviser is and will be responsible for managing the Fund in compliance with the Fund's investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a registered investment company ("RIC") in compliance with Subchapter M of the Code and Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each investment sub-adviser to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

   In the event of any noncompliance regarding its status as a RIC, the Fund will pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company. If the Fund does not so cure the noncompliance regarding its status under Section 817(h), the Fund will cooperate in good faith with the Company's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Fund satisfies Section 817(h) for the period or periods of noncompliance.

   2.4 Subject to the Fund's compliance with applicable diversification requirements, the Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

   2.5 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

   2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with all applicable federal and state securities laws.

   2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

   2.8 The Underwriter represents and warrants that it is duly organized and in good standing under the laws of the State of Delaware. The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will distribute the Fund shares in accordance with all applicable state and federal securities laws.

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   2.9 The Adviser represents and warrants that it is duly organized and in good standing under the laws of the State of Texas, and that it is and shall remain duly registered in all material respects under all applicable federal or state securities laws. The Adviser shall perform its obligations for the Fund in compliance in all material respects with all applicable state and federal securities laws.

   2.10 The Fund and Underwriter represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.11 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than two million dollars ($2 million). The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.12 Each party to this Agreement represents and warrants that it will maintain errors and omissions or other professional liability insurance coverage in accordance with any applicable law, rule or regulation or standard in the industry, covering its activities as contemplated by this Agreement. Each party shall provide evidence of insurance coverage upon request of any other party to this Agreement.

            ARTICLE III. Prospectuses and Proxy Statements; Voting

   3.1 The Underwriter shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. In addition, the Fund shall provide a pdf file of the Fund's current prospectus and Statement of Additional Information for the Company's web site. If requested, the Fund shall also provide camera-ready film containing the Fund's current prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the documents printed. The Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. The Company may also utilize the Fund's current prospectus on the Company's internet sites and other electronic and/or public media. Except as provided in Section 5.4, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company.

   The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

   3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Fund, at its expense.

   3.3 The Fund shall provide the Company with copies of its reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

   3.4 If and to the extent required by law, the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       (i)    solicit voting instructions from Contract owners;

       (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

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       (iii)  vote the Fund shares for which no instructions have been received in the same proportion as Fund shares of such Fund for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

   3.5 The Fund will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act ("Rule 498"). The Company represents and warrants that its use of the summary prospectuses and supplements, its website, and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company, at its sole cost and expense, shall host the summary prospectuses and supplements thereto as well as any other required documentation on its website. The Company shall provide the Fund with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498. The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days' prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days' prior written notice of its intended use of the summary prospectuses and at least sixty (60) days' prior written notice of its intent to terminate use of the summary prospectuses.

                  ARTICLE IV. Sales Material and Information

   4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, at least fifteen
(15) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within fifteen (15) Business Days after receipt of such material. The Fund, the Adviser, the Underwriter, or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, and no such material shall be used if the Fund, the Adviser, the Underwriter, or its designee so objects.

   4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the express written permission of the Fund or the Underwriter or the designee of either.

   4.3 The Fund, the Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Separate Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen
(15) Business Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

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   4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Separate Account that are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the express written permission of the Company.

   4.5 Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature or other promotional material, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

   4.6 Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature or other promotional material, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or any Separate Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

   4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings, electronic or other pubic media)), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

   4.8 The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund's registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Separate Account. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

                         ARTICLE V. Fees and Expenses

   5.1 The Adviser will reimburse the Company on a calendar quarterly basis for certain of the administrative costs and expenses incurred by the Company as a result of services and operations necessitated by the beneficial ownership of shares of the series of the Fund by owners of the Contracts. Such reimbursement shall be in an amount equal to __ basis points per annum (__%) of the net assets of the Funds attributable to such Contracts. Series offered in the Contracts are set forth in Schedule D. The determination of applicable assets shall be made by averaging assets in the applicable series of the Fund as of the last Business Day of each calendar month falling within the applicable calendar quarter. In no event shall such fee be paid by the Fund, its shareholders or by any Contract owner.

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   5.2 The Fund and Underwriter shall pay no other fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts in amounts agreed to by the Underwriter in writing. Such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. Currently, no such payments are contemplated.

   5.3 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

   5.4 The Fund shall bear the expenses of printing and distributing the Fund's prospectus, Statement of Additional Information, shareholder reports, proxy statements and proxy-related materials to owners or shareholders who are invested in the Fund at the time each such document is printed and made available. The Fund shall not bear the expenses of printing and distributing the Fund's prospectus, Statement of Additional Information or shareholder reports to any prospective owners (i.e., individuals who were not owners or shareholders of the Fund at the time each such document was printed and made available).

                        ARTICLE VI. Foreign Tax Credits

   The Fund agrees to consult in advance with the Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                         ARTICLE VII. Indemnification

   7.1 Indemnification By The Company

   7.1(a) The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

   (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company's obligation to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

   (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

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   (iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

   (iv) arise as a result of any failure by the Company to provide the services and furnish the materials contemplated under the terms of this Agreement; or

   (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1 (b) and 7.1 (c) hereof.

   7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

   7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

   7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

   7.2 Indemnification By the Underwriter and the Adviser

   7.2(a) The Underwriter and Adviser each agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

   (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Underwriter's or Adviser's obligation to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Adviser or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

   (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or Adviser or persons under their control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

   (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials contemplated under the terms of this Agreement (including a failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article II of this Agreement, or to qualify as a regulated investment company under Subchapter M of the Code); or

   (v)    arise as a result of the Fund's (or its designated agent)
          (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund's (or its designated agent) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund or the Adviser regarding such incorrect calculation or reporting, less the cost of corrections required; or

   (vi) arise out of or result from any material breach of any representation or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Underwriter or Adviser; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

   7.2(b) The Underwriter and Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or Separate Account, whichever is applicable.

   7.2(c) The Underwriter and Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter or Adviser of any such claim shall not relieve the Underwriter or Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter or Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter or Adviser to such Indemnified Party of the Underwriter's or Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter or Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

   7.2(d) The Company agrees promptly to notify the Underwriter and Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

   7.3 Indemnification By the Fund

   7.3(a) The Fund agrees to indemnify and hold harmless the Company, the Adviser and the Underwriter and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Fund and:

   (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article II of this Agreement, or to qualify as a RIC under Subchapter M of the Code); or

   (ii)   arise as a result of the Fund's (or its designated agents)
          (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund's (or its designated agents) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund regarding such incorrect calculation or reporting less the cost of corrections required; or

   (iii) arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

   7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against on Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or any Separate Account, whichever is applicable.

   7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Fund to such Indemnified Party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

   7.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Separate Account, or the sale or acquisition of shares of the Fund.

                         ARTICLE VIII. Applicable Law

   8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas.

   8.2 This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE IX. Termination

   9.1 This Agreement shall continue in full force and effect until the first to occur of:

       (a)    termination by any party for any reason with one hundred eighty
              (180) days' advance written notice delivered to the other parties; or

       (b) termination by the Company with ten (10) days' prior written notice to the Fund and Underwriter based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

       (c) termination by the Company by written notice to the Fund and the Underwriter in the event the Fund's shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

       (d) termination by the Company by written notice to the Fund and the Underwriter in the event that the Fund ceases to qualify as a RIC under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

       (e) termination by the Company by written notice to the Fund and the Underwriter in the event that the Fund fails to meet the diversification requirements specified in Article II hereof; or

       (f)    termination by either the Fund or the Underwriter with sixty
              (60) days' prior written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

       (g) termination by the Company with sixty (60) days' prior written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

       (h) termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, the Adviser or the Underwriter by the FINRA, the SEC or other regulatory body; or

       (i) termination by the Company or the Fund by written notice to the other party upon a determination by the majority of the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or
              (ii) the interests of the Participating Insurance Companies; or

       (j) termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give sixty
              (60) days' prior written notice to the Fund and the Underwriter of any proposed action to replace Fund shares; or

       (k)    termination by the Company, the Fund or the Underwriter with ten
              (10) days' prior written notice to the other parties upon a material breach of the Agreement by the other party.

   9.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

                              ARTICLE X. Notices

   Any notice shall be sufficiently given when sent by e-mail, registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Fund:
          VALIC Company II
          2919 Allen Parkway, L4-01
          Houston, TX 77019
          Attention: Kurt Bernlohr
          Fax No.: (713) 831-6205
          Phone: (713) 831-6133
          E-mail: Kurt.Bernlohr@valic.com

       with a copy to:
          VALIC Company II
          2919 Allen Parkway, L4-01
          Houston, TX 77019
          Attention: Nori Gabert
          Fax No.: (713) 831-2258
          Phone: (713) 831-5165
          E-mail: Nori.Gabert@valic.com

       If to the Underwriter:
          American General Distributors, Inc.

          2919 Allen Parkway, L4-01
          Houston, TX 77019
          Attention: Kurt Bernlohr
          Fax No.: (713) 831-6205
          Phone: (713) 831-6133
          E-mail: Kurt.Bernlohr@valic.com

       If to VALIC:
          The Variable Annuity Life Insurance Company
          2919 Allen Parkway, L4-01
          Houston, TX 77019
          Attention: General Counsel

       If to the Company:
          American General Life Insurance Company
          2919 Allen Parkway, L4-01
          Houston, TX 77019
          Attention: General Counsel

                           ARTICLE XI. Miscellaneous

   11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as the Board, officers, agents or shareholders do not assume any personal liability for obligations entered into on behalf of the Fund.

   11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

   Each party acknowledges that, in connection with the services to be provided hereunder, each may come into possession of non-public personal information regarding customers of the other ("Customer NPI").

   Each party hereby covenants that any Customer NPI that a party receives from the other shall be subject to the following limitations and restrictions:
(i) each party may redisclose Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and (ii) each party may redisclose and use Customer NPI only as necessary in the ordinary course of business to provide the services identified in the Agreement, except as permitted under Regulation S-P and as required by any applicable federal or state law.

   Each party represents and warrants that it has implemented, and shall continue to carry out for the term of the Agreement, policies and procedures reasonably designed to: (i) ensure the security and confidentiality of records and Customer NPI; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and Customer NPI; and
(iii) protect against unauthorized access or use of such customer records or Customer NPI that could result in substantial harm or inconvenience to any customer.

   The provisions of this Section 11.2 shall survive the termination of this Agreement.

   11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party's respective interests are adverse to or in conflict with another party's interests.

   11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly organized, licensed and registered to perform the obligations of the Underwriter under this Agreement.

   11.9 In contemplation of the Merger (as defined above), it is affirmed and acknowledged that upon occurrence of such event, AGESC and the Underwriter shall change to SACS without further action on the part of any parties to this Agreement.

      IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

    AMERICAN GENERAL LIFE INSURANCE COMPANY
                                               ATTEST:

    By:                                        By:
            ------------------------                  ------------------------
    Title:  Rodney E. Rishel,                  Title: Debra L. Herzog,
            Senior Vice President                     Assistant Secretary
    Date:                                      Date:
            ------------------------                  ------------------------

    THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

    By:
            ------------------------
    Title:  Senior Vice President
    Date:
            ------------------------

    VALIC COMPANY II

    By:
            ------------------------
    Title:  Senior Vice President
    Date:
            ------------------------

    AMERICAN GENERAL DISTRIBUTORS, INC.

    By:
            ------------------------
    Title:  Senior Vice President
    Date:
            ------------------------

                                  SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account          Name of Contracts funded by Separate Account
------------------------          --------------------------------------------

Separate Account VL-R             Income Advantage Select VUL
                                  Protection Advantage Select VUL

AG Separate Account A             ElitePlus Bonus VA
                                  The One(R) Multi-Manager VA

This list of contracts may be amended from time to time at the Company's discretion.

                                  SCHEDULE B

                            INVESTOR TRADING POLICY

The Company has a policy to discourage excessive trading and market timing. Therefore, during the Purchase Period, you may make up to 20 transfers per calendar year between the mutual funds offered ("Separate Account Options"). Multiple transfers between Separate Account Options on the same day will be counted as a single transfer for purposes of applying this limitation. Transfers in excess of this limit may be required to be submitted in writing by regular U.S. mail and/or you may be restricted to one transfer every 30 days. The Contracts are not designed to accommodate short-term trading or market timing organizations or individuals engaged in trading strategies that include programmed transfers, frequent transfers or transfers that are large in relation to the total assets of an underlying mutual fund. These trading strategies may be disruptive to the underlying mutual funds by negatively affecting investment strategies and increasing portfolio turnover, as well as raising recordkeeping and transaction costs. Further, excessive trading harms fund investors, as the excessive trader takes security profits intended for the entire fund, in effect forcing securities to be sold to meet redemption needs. The premature selling and disrupted investment strategy causes the fund's performance to suffer, and exerts downward pressure on the fund's price per share. If we determine, in our sole discretion, that your transfer patterns among the Separate Account Options reflect a potentially harmful strategy, we will require that transfers be submitted in writing by regular U.S. mail, to protect the other investors.

Regardless of the number of transfers you have made, we will monitor and, upon written notification, may suspend or restrict your transfer privileges, if it appears that you are engaging in a potentially harmful pattern of transfers. We will notify you in writing if you are restricted to mailing transfer requests to us via the U.S. mail service. Some of the factors we will consider include:

    .  the dollar amount of the transfer;

    .  the total assets of the Separate Account Option involved in the transfer;

    .  the number of transfers completed in the current calendar quarter; or

    . whether the transfer is part of a pattern of transfers to take advantage of short-term market fluctuations.

We intend to enforce these frequent trading policies uniformly for all Contract owners. We cannot guarantee, however, that we will be able to prevent all market timing activity or abusive trading. We make no assurances that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the Separate Account Options and dilution of long-term performance returns. Thus, your account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time and will apply modifications uniformly.

                                  SCHEDULE C

                            PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

   Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3. Assuming that the Fund has called an annual meeting, then in that event the Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement or other voting instructions and solicitation material. The Fund will provide at least one copy of the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

    a. name (legal name as found on account registration)

    b. address

    c. fund or account number

    d. coding to state number of units

    e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

    a. Voting Instruction Card(s)

    b. One proxy notice and statement (one document)

    c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

    d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

    e. cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

6. The proxy notice and statement as provided by the Fund should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval should be sent to the Fund.

7. Package mailed by the Company.

    * The Fund must allow at least a 15-day solicitation time to the Company as the shareholder. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

   Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

   Note: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

13.Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16.All approvals and "signing-off" may be done orally, but must always be followed up in writing.

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

                                  SCHEDULE D

                   SERIES OF VALIC COMPANY II AVAILABLE FOR
              PURCHASE BY AMERICAN GENERAL LIFE INSURANCE COMPANY
                             UNDER THIS AGREEMENT

       Fund Name                         Separate Account
       ---------                         ----------------

       High Yield Bond Fund              AG Separate Account A
       Mid Cap Value Fund                VL-R and AG Separate Account A
       Socially Responsible Fund         VL-R
       Strategic Bond Fund               VL-R and AG Separate Account A

                                      21